As filed with the Securities and Exchange Commission on March 5, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARBONITE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-1111329
(State of incorporation or organization)	(IRS Employer Identification No.)

177 Huntington Avenue

Boston, Massachusetts

(Address of principal executive offices)

2011 Equity Award Plan

(Full title of the plan)

David Friend

Chief Executive Officer

Carbonite, Inc.

177 Huntington Avenue

Boston, Massachusetts 02115

(617) 587-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 121b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,061,599(2)	$ 10.27(3)	$10,902,622	$1,404

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that become issuable under the 2011 Equity Award Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents 1,061,599 additional shares of Common Stock reserved for future issuance under the 2011 Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price per Share is $10.27, which is the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Stock Market on February 28, 2014 (rounded up to the nearest cent).

Proposed sale to take place as soon after the effective date of the

Registration Statement as awards under the 2011 Plan are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

Carbonite, Inc. (the “Company”) filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be offered and sold under 2011 Equity Award Plan (the “2011 Plan”) and the contents of such prior Registration Statements are incorporated by reference in this Registration Statement: (1) Registration Statement on Form S-8 filed August 17, 2011 (File No. 333-176373), (2) Registration Statement on Form S-8 filed March 8, 2012 (File No. 333-179988) and (3) Registration Statement on Form S-8 filed March 6, 2013 (File No. 333-187089). The Company is hereby registering an additional 1,061,599 shares of Common Stock issuable under the 2011 Plan, none of which have been issued as of the date of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

Exhibit Number		Incorporated by Reference
	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	10-Q	011-35264	3.1	11/10/2011

4.2	Amended and Restated Bylaws	S-1/A	333-174139	3.2	7/13/2011

5.1	Opinion of Foley & Lardner LLP					X

23.1	Consent of Ernst & Young, independent registered public accounting firm					X

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

99.2	2011 Equity Award Plan	S-1/A	333-174139	10.2	7/13/2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on this 5th day of March, 2014.

CARBONITE, INC.

By:	/s/ David Friend
David Friend
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Friend and Anthony Folger, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-8 of Carbonite, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Friend David Friend	Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2014

/s/ Anthony Folger Anthony Folger	Chief Financial Officer (Principal Financial and Accounting Officer)	March 5, 2014

/s/ Jeffry Flowers
Jeffry Flowers	Director	March 5, 2014

/s/ Charles Kane
Charles Kane	Director	March 5, 2014

/s/ Todd Krasnow
Todd Krasnow	Director	March 5, 2014

/s/ Timothy Clifford
Timothy Clifford	Director	March 5, 2014

/s/ Pravin Vazirani
Pravin Vazirani	Director	March 5, 2014

/s/ Stephen Munford
Stephen Munford	Director	March 5, 2014

INDEX TO EXHIBITS

Exhibit Number		Incorporated by Reference
	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	10-Q	011-35264	3.1	11/10/2011

4.2	Amended and Restated Bylaws	S-1/A	333-174139	3.2	7/13/2011

5.1	Opinion of Foley & Lardner LLP					X

23.1	Consent of Ernst & Young, independent registered public accounting firm					X

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

99.2	2011 Equity Award Plan	S-1/A	333-174139	10.2	7/13/2011